     As filed with the Securities and Exchange Commission on April 9, 2001

                                                       Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                         WALLACE COMPUTER SERVICES, INC.
             (Exact Name of Registrant as Specified in Its Charter)



                 DELAWARE                                         2515832
       (State or Other Jurisdiction                          (I.R.S. Employer
    of Incorporation or Organization)                       Identification No.)

            2275 CABOT DRIVE                                       60532
            LISLE, ILLINOIS                                      (Zip Code)
(Address of Principle Executive Offices)


       WALLACE COMPUTER SERVICES, INC. PROFIT SHARING AND RETIREMENT PLAN
                            (Full Title of the Plan)

                                STEVEN L. CARSON
                                 General Counsel
                         Wallace Computer Services, Inc.
                                2275 Cabot Drive
                           Lisle, Illinois 60532-3630
                                 (630) 588-5000
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------

Title of Each Class of                            Proposed Maximum       Proposed Maximum
      Securities             Amount to be          Offering Price       Aggregate Offering          Amount of
   To Be Registered         Registered (1)          Per Share (2)              Price            Registration Fee
----------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value:

Reserved under the
Profit Sharing and
Retirement Plan                2,000,000             $ 15.39                $30,780,000             $7,695.00

Preferred Stock
Purchase Rights            2,000,000 rights              (3)

----------------------------------------------------------------------------------------------------------------

(1) This registration statement also covers such indeterminable additional number of shares as may become issuable pursuant to the anti-dilution provisions of the Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interest to be offered or sold pursuant to the Plan.

(2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act, pursuant to Rule 457(h), the average of the high and low prices of the Common Stock on April 3, 2001, as reported in the New York Stock Exchange Composite Quotation System.

(3) Preferred Stock Purchase Rights initially are attached to and trade with the shares of Common Stock being registered under this Registration Statement. The value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

                      REGISTRATION OF ADDITIONAL SECURITIES

         On April 13, 2000, Wallace Computer Services, Inc., a Delaware corporation, filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-34688) in order to register shares of its common stock, $1.00 par value per share ("Wallace Common Stock"), and the related Rights for issuance under the Wallace Computer Services, Inc. Profit Sharing and Retirement Plan ("Plan").

         In accordance with General Instruction E to Form S-8, this registration statement is being filed in order to register additional shares of Wallace Common Stock and additional Rights for issuance under the Plan. The contents of the Prior Registration Statement are incorporated herein by reference. The required opinion and consents are listed on the Exhibit Index attached hereto.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lisle, State of Illinois, on the 6th day of April, 2001.

                                        WALLACE COMPUTER SERVICES, INC.

                                        By:  Steven L. Carson

                                        /s/ Steven L. Carson
                                        ------------------------------
                                        Steven L. Carson, Vice President,
                                        General Counsel and Secretary


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Steven L. Carson, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 6th day of April, 2001.



/s/ M. David Jones                  Chairman of the Board and
------------------------------      Chief Executive Officer
M. David Jones


/s/ William J. Devers, Jr.          Director
------------------------------
William J. Devers, Jr.


/s/ Bettye Martin Musham            Director
------------------------------
Bettye Martin Musham

/s/ John C. Pope                    Director
------------------------------
John C. Pope


/s/ Michael T. Riordan              Director
------------------------------
Michael T. Riordan


/s/ Neele E. Stearns, Jr.           Director
------------------------------
Neele E. Stearns, Jr.


/s/ Vicki L. Avril                  Vice President and Chief Financial Officer
------------------------------      (principal financial and
Vicki L. Avril                      accounting officer)



     Pursuant to the requirements of the Securities Act of 1933, Wallace Computer Services, Inc., as plan administrator, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lisle, State of Illinois on this 6th day of April, 2001.

                                    Wallace Computer Services, Inc.
                                         Profit Sharing and Retirement Plan

                                    By:  Wallace Computer Services, Inc.,
                                         as plan administrator

                                    By:  /s/ Robert Kelderhouse
                                       ----------------------------------------
                                         Robert Kelderhouse
                                         Vice President - Treasurer

                                  EXHIBIT INDEX

     The following documents are filed herewith or incorporated herein by reference.

Exhibit
  No.                      Description
  --                       -----------

3.1A Restated Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on January 7, 1987 (previously filed as part of Exhibit 3 to the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1987, and incorporated herein by reference to such Report).

3.1B Certificate of Amendment amending Section 1 of Article FOURTH of the Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on November 28, 1989 (previously filed as part of Exhibit 3 to the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1987, and incorporated herein by reference to such Report).

3.1C Certificate of Amendment amending Section 1 of Article FOURTH of the Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on March 14, 1997 (previously filed as part of Exhibit 3 to the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1997, and incorporated herein by reference to such Report).

3.1D      Certificate of Designation of Series B Preferred Stock of the
          Company as filed with the Secretary of State of the State of Delaware on March 16, 2000 (previously filed as part of Exhibit 4 to the Company's Current Report on Form 8-K filed on March 16, 2000, and incorporated herein by reference to such Report).

3.2 Amended and Restated By-Laws of the Company as adopted on July 1, 1998 (previously filed as part of Exhibit 10 to the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1998, and incorporated herein by reference to such Report).

4.1       The Wallace Computer Services, Inc. Profit Sharing and
          Retirement Plan.*

5         Opinion of Steven L. Carson, General Counsel to the Company.*

23.1      Consent of Independent Public Accountants.*

23.2 Consent of Counsel (contained in the opinion filed as Exhibit 5 hereto).

24        Powers of Attorney (contained on the signature page hereto).

--------------------
* Filed herewith